UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 25, 2011

COMMUNITY FIRST BANCORPORATION

Incorporated under the	Commission File No. 000-29640	I.R.S. Employer
laws of South Carolina		Identification No.
58-2322486

449 Highway 123 Bypass
Seneca, South Carolina 29678

Telephone: (864) 886-0206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 26, 2011.  At that meeting three directors were elected to each serve three year terms.  The voting results were as follows:

Name	FOR	WITHHOLD	BROKER NON-VOTES

James E. McCoy	2,322,421	767	683,524
James E. Turner	2,322,421	767	683,524
Charles L. Winchester	2,322,421	767	683,524

The following directors’ terms of office continue after the Annual Meeting:

Robert H. Edwards (2013), Blake L. Griffith (2013), Gary V. Thrift (2013), Larry S. Bowman, M.D. (2012), William M. Brown (2012), John R. Hamrick (2012), Frederick D. Shepherd, Jr. (2012)

No vote on executive compensation was required at the 2011 Annual Meeting because the Company is a smaller reporting company as defined in 12 C.F.R. 240.12b-2.

Item 8.01      Other Events.

      On April 25, 2011, the Company’s wholly-owned subsidiary bank, Community First Bank, entered into a definitive agreement to acquire Bank of Westminster, Westminster, South Carolina, in an all cash transaction.  Bank of Westminster is privately held and has one office with $30 million in deposits and $34 million in total assets at December 31, 2010.  The transaction, which is subject to approval by Bank of Westminster shareholders as well as state and federal regulators, is expected to close before the fourth quarter of 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCORPORATION
(Registrant)

Date: April 27, 2011	By: /s/ Frederick D. Shepherd, Jr.
Frederick D. Shepherd, Jr.
President